Exhibit 3
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                                POWER OF ATTORNEY

            The undersigned, GE Capital (Mauritius) Holdings Ltd. (hereinafter referred to as the "Corporation") does hereby make, constitute and appoint the persons listed below as the Corporation's true and lawful agent and attorney-in-fact (hereinafter referred to as the "Attorney") to act either together or alone in the name and on behalf of the Corporation for and with respect to the matters hereinafter described.

Names of Attorneys:

            Sherwood P. Dodge
            Barbara Gould
            Frank J. Ertl
            Bryant B. Cohen
            P. Jonas Svedlund

            Each Attorney shall have the power and authority to do the following:

            To execute and deliver any Schedule 13D, Schedule 13G and Forms 3, 4 and 5 and any amendments thereto required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 on behalf of the Corporation with regard to the securities of Genpact Limited owned by the Corporation or its subsidiaries.

            And, in connection with the foregoing, to execute and deliver all documents, acknowledgments, consents and other agreements and to take such further action as may be necessary or convenient for the Corporation in order to more effectively carry out the intent and purpose of the foregoing.

            Agreements, commitments, documents, instruments and other writings executed by the Attorneys in accordance with the terms hereof shall be binding upon the Corporation without attestation and without affixation of the seal of the Corporation. The Power of Attorney conferred hereby shall not be delegable by any Attorney. Each Attorney shall serve without compensation for acting in the capacity of agent and attorney-in-fact hereunder.

            Unless sooner revoked by the Corporation, the authority of the Attorney hereunder shall terminate on December 31, 2009.





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IN WITNESS WHEREOF, the Corporation has caused this Power of Attorney to be executed pursuant to authority granted by the Corporation's board of directors, as of the 13th day of February 2009.

                                    GE Capital (Mauritius) Holdings Ltd.

                                    By:   /s/  Mark S. Barber
                                          ------------------------------
                                      Name:  Mark S. Barber
                                      Title: Director
Attest:

/s/  Tricia Tuers
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Tricia Tuers